Contract for

ASSIGNMENT OF RIGHTS

between

YIELDEX LTD.

as Assignor

and

REGENOCELL THERAPEUTICS, INC.

as Assignee

dated as of

31st December 2009

บริษัท สำนักกฎหมายสากล สยามพรีเมียร์ จำกัด
SIAM PREMIER INTERNATIONAL LAW OFFICE LIMITED
26th Floor, The Offices at Central World,
999/9 Rama I Road, Pathumwan, Bangkok 10330 THAILAND
Tel. +66(0) 2646 1888  Fax.  +66(0) 2646 1919
www.siamlaw.co.th  E-mail. Info@siamlaw.co.th

ASSIGNMENT OF RIGHTS CONTRACT

Table of Contents

This ASSIGNMENT OF RIGHTS CONTRACT (the "Contract") is entered as of the 31st day of December 2009 (the "Contract Date")

BETWEEN

YIELDEX, LTD., a company duly incorporated in Hong Kong (as defined below) with its registered office at Basement, Kwong Loong Tai Building, 1016 Tai Nam West Street, Hong Kong and represented by its sole director, Ms Mak Hing Fang , office number: +852 (2744) 8714 and email: cleung@sifa.com.hk  (the "Assignor") and

REGENOCELL THERAPEUTICS, INC., a corporation duly registered and validly existing under the Laws of Florida, with EIN Number 22-3880440, with its principal place of business at 2 Briar Lane, Natick, Massachusetts 01760, United States of America, Phone: +1 508 647 4065, Fax: +1 508 647 5673, www.regenocell.com and represented by its authorized person, Mr. James F. Mongiardo, President and Chief Executive Officer, mobile phone number: +1 781 608 7738 and email: jmongiardo@regenocell.com (the "Assignee").

RECITALS:

A.
The Assignor and its affiliates are engaged in the activities of stem cell research, therapy development and clinical trials under the trade name “TheraVitae” in the Hong Kong Special Administrative Region of the People’s Republic of China and Bangkok Thailand.

B.	The Assignee and its subsidiaries conduct the business of stem cell therapy treatments using adult stem cells.

C.	The Assignor’s assets include rights over its stem cell research, therapy development and clinical trials in Thailand, part of which it wants to assign and sell, and which the Assignee wants to buy.

IN CONSIDERATION of the agreements in this Contract and for other good and valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the Parties enter the following agreements.

1.        DEFINITIONS AND INTERPRETATION

1.1	Definitions - The following definitions apply in this Contract.

(a)	“Asia” means the countries listed in Schedule 1.

(b)	The "Assigned Rights" means the right to use outside Asia the following rights of the Assignor:

(i)
All rights of the Assignor in patents and patent applications, if any, in connection with  its activities of stem cell research, therapy development and clinical trials under the trade name “TheraVitae”; and

(ii)
All rights of the Assignor in the testing procedures, testing results and full copy of data from clinical trials conducted by the Assignor in Thailand from December 2003 through December 2009 and in all other related procedures, software files, protocols related to treatment methods learned, non confidential patient endorsements, files, and information, videos, marketing brochures, doctors kits, patient reference manuals, contracts and patient standard agreements through December 2009 and customer relation management systems provided that this usage right is  non exclusive;

provided that the trademarks and trade names that the Assignor uses in its business are not part of the assigned rights.

ASSIGNMENT OF RIGHTS CONTRACT

(c)	"Closing" means the execution of this Contract and making of the payments as stated in Sub-Section 3.2 and Sub-Section 3.3.

(d)
“Corporate Governance Agreement” means an agreement between persons who receive Shares (as defined below) from the Assignee and the Assignee containing provisions inter alia restricting sales of the Shares for two (2) years from their issuance.

(e)	“FDA Thailand” means the Food and Drug Administration within the Ministry of Public Health of the Kingdom of Thailand.

(f)	“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

(g)	"Parties" means both the Assignor and the Assignee and "Party" means either of them.

(h)
“Shares” means the common stock of the Assignee, par value one ten-thousandth of a United States dollar (US$.0001) per share, of which forty-one million four hundred thirty seven thousand five hundred (41,437,500) are issued and outstanding as at the Contract Date. This definition does not include (i) any common stock to be issued in a five hundred thousand US dollars (US$500,000.00) private placement of up to one million (1,000,000) units, each consisting of one (1) share of common stock and one warrant for one share of common stock at seventy-five US cents (US$00.75) per share  of common stock for fifty US cents (US$00.50) per unit and (ii) the six million (6,000,000) shares of common stock reserved for an Employee/Consultant Pool of Stock Options of which one stock option has been issued to the Assignee’s Chief Medical Officer for five hundred thousand (500,000) shares at fifty US cents (US$00.50) per share of common stock.

(i)	“Thailand” means the Kingdom of Thailand.

(j)	“TV Israel” means TheraVitae Limited, an Israeli company.

(k)	“US” means the United States of America.

1.2	Interpretation - The following rules of interpretation apply unless the context suggests otherwise.

(a)	References to Sections, Schedules and Appendices are references to the Sections and Schedules of this Contract.

(b)	The Schedules and Appendices are an integral part of this Contract.

(c)	Other grammatical forms of a defined word or phrase have a corresponding meaning.

(d)	The singular includes the plural and vice versa.

(e)	A gender includes all genders.

(f)	References to day or days are to calendar days.

(g)	References to a document include references to such document as amended, supplemented or replaced.

(h)	References to a party to a document include the successors and permitted substitutes and assigns of that party.

ASSIGNMENT OF RIGHTS CONTRACT

(i)	Any reference to writing or an equivalent expression includes a reference to a facsimile transmission, an email message or any comparable means of communication.

(j)
References to a person includes natural and juristic persons (such as public companies limited, limited companies, associations, foundations, partnerships and unincorporated groups of people with power to contract) and government authorities and their successors and assigns.

(k)	Anything mentioned after include, includes, including or such as is only illustrative and does not limit the generality of the preceding reference.

(l)
References to a law include common or customary law, any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law, but if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed).

(m)	Headings are for convenience only and do not affect interpretation.

2.        ASSIGNMENT

2.1
Subject to the terms and conditions of this Contract, and in reliance on the representations, warranties, and conditions in this Contract, the Assignor hereby agrees to assign and sell the Assigned Rights to the Assignee, and the Assignee hereby accepts such assignment.

2.2	For the avoidance of doubt, the Assignee confirms that the Assignor retains the exclusive rights to the Assigned Rights within Asia.

3.        PURCHASE PRICE AND PAYMENT

3.1	Purchase Price. The total consideration (“Purchase Price”) for the Assigned Rights shall be payable by the Assignee to the Assignor in two (2) forms, cash and shares.

3.2	Cash Portion of Purchase Price. The Assignee shall pay five million US dollars (US$5,000,000.00) in cash (“Cash Payment”) to the Assignor as follows:

(a)	the Assignee shall pay twenty-five thousand US dollars (US$25,000.00) to the Assignor upon signing this Contract;

(b)	the Assignee shall pay seventy-five thousand US dollars (US$75,000,00) to TV Israel upon signing this Contract;

(c)
the balance of four million nine hundred thousand US dollars (US$4,900,000.00) (the "Balance Amount") of the  Cash Payment shall be paid by the Assignee to the Assignor as set out in Sections 9.1 and 9.2; provided that full and final payment shall be made on or before 4th January 2015 and further provided that the full remaining Balance Amount shall be immediately due and payable if the Assignee or any of its subsidiaries (i) enters an agreement for any form of business combination whatsoever including merger, consolidation or amalgamation or (ii) enters an agreement for the sale of all or a material part of its assets or (iii) enters an agreement for any transaction similar to the foregoing transactions;

(d)	the Assignee shall make the Cash Payments by bank wire transfer to the following account:

ASSIGNMENT OF RIGHTS CONTRACT

Beneficiary Bank Name:	HSBC Hong Kong
Bank Code:	004 (optional)
Beneficiary Bank Address:	Head Office
1 Queen’s Road Central, Hong Kong
SWIFT Code:	HSBCHKHHHKH
Beneficiary Account Name:	Yieldex Limited
Beneficiary Account Number:	400-707386-838 (Multicurrency and HKD Sav); and

(e)
all Cash Payments shall be made free and clear of any taxes (withholding or otherwise), counter-claims, setoffs and any other deductions whatsoever by the Assignee, so that the net amount the Assignor receives equals the gross amount of the Cash Payment due to the Assignor before any such withholdings or other deductions.

3.3
Shares Portion of Purchase Price.  The Assignee shall irrevocably issue forty million (40,000,000) Shares (the “Payment Shares”) to the Assignor concurrent with completion of the transfer of assets of TV Israel to a wholly owned subsidiary of Assignee as further consideration and part of the Purchase Price for the Assigned Rights. The following provisions apply to the Payment Shares.

(a)
The Payment Shares shall be issued in the name of the Assignor or to such persons (each a “Designee”) whose names are set forth in Schedule 2, subject to the Assignor and each such Designee delivering original duly executed Corporate Governance and Share Lock-Up Agreements to the Assignee.

(b)
The Assignee shall at the Closing deliver the Payment Shares to the Assignor and each Designee who has signed and delivered duly executed Corporate Governance and Share Lock-Up Agreements (allocated as instructed by the Assignor) at or before the Closing.

(c)
If the Assignee does not receive duly executed Corporate Governance and Share Lock-Up Agreements from the Assignor and all Designees by the time of the Closing, the Assignee shall at that time deliver the Payment Shares due to those persons who have not delivered such Agreements to an escrow agent mutually agreed by the Assignee and the Assignor pursuant to an escrow agreement among the Assignor, the Assignee and the escrow agent.

(d)
The escrow agent shall hold the Payment Shares of each person entitled to Payment Shares, but who has not delivered duly executed Corporate Governance and Share Lock-Up Agreements to the Assignee, in escrow until that person delivers duly executed Corporate Governance and Share Lock-Up Agreements to the Assignee.

(e)
The Assignee shall give such instructions to Florida Atlantic Stock Transfer regarding cancellation of existing certificates for Payment Shares held in escrow and the issuance of new certificates as shall be given by the Assignor.

(f)
The Payment Shares will not be registered pursuant to Section 5 of the US Securities Act of 1933 and will be restricted securities within the meaning set forth in Rule 144 of the US Securities and Exchange Commission. The recipients of Payment Shares shall be subject to a two (2) years’ lock-up period from the time they are received in addition to other restrictions and conditions to be contained in the Corporate Governance and Share Lock-Up Agreements.

ASSIGNMENT OF RIGHTS CONTRACT

4.        CLOSING

4.1
The Closing shall be held at the same time and place as the signing and closing of the Asset Purchase Agreement made as of 31st December 2009 between Regenocell Laboratories Ltd, a company incorporated under the laws of the state of Israel and Thera Vitae Limited, a company incorporated under the laws of the state of Israel.

4.2
The Assignor shall deliver the Assigned Rights to the Assignee at the Closing free and clear of any liens, charges, security interests and any other rights of third parties and any other encumbrances, except those in favor of the Assignee and the Assignor; provided that the Assignor shall not be obligated to transfer to the Assignee any copies of the clinical trial data collated for the application process as required by the FDA Thailand until total Cash Payments made by the Assignee toward the Purchase Price amount to one million US dollars (US$1,000,000.00).

4.3
The Assigned Rights will be delivered to the Assignee “as is” and the only representations made by the Assignor to the Assignee about the Assigned Rights are those expressly set forth in this Contract. No other representation or warranty, expressed or implied, has been or will be given by the Assignor to the Assignee, including representations or warranties regarding the merchantability of the Assigned Rights or their fitness for any particular purpose.

4.4	The following actions will be taken and documents delivered at the Closing.

(a)	The Assignor will provide the Assignee with such forms and documents as the Parties agree are needed for use outside Asia to evidence transfer of the Assigned Rights.

(b)	The Assignor shall have received confirmation from its bank that the payment required in Section 3.2 (a) has been credited to the Assignor’s account.

(c)	The Assignor will designate two (2) reputable individuals to be directors serving on the board directors of the Assignee (the “Board”).

5.         POST-CLOSING CO-OPERATION

The Parties will co-operate with one another as needed to effect any required registration, recording, and filing with public authorities outside Asia of the assignment and sale of the Assigned Rights to the Assignee.

6.        CORPORATE GOVERNANCE

6.1	The Assignee agrees to cause or procure amendment before the Closing of its articles of incorporation, bylaws and any other documents relevant to its corporate governance to provide for the following:

(a)	the Board shall consist of five (5) persons;

(b)	the Assignor or its designate shall have the right to designate two (2) persons to serve as directors on the Board;

(c)	unanimous approval of all the directors then in office or approval of holders of at least a majority of the shares of the Assignee will be required for:

(i)
any proposal to increase the Assignee’s capital in a way that would result in dilution of existing shareholders’ percentages of participation in the Assignee’s share capital by ten percent (10%) or more for any such shareholder;

(ii)	any proposal to merge, consolidate or amalgamate the Assignee with any other corporate entity;

(iii)	any proposal to sell all or a material part of the Assignee’s assets; and

ASSIGNMENT OF RIGHTS CONTRACT

(iv)	any proposal to amend the Assignee’s by-laws.

6.2
The Assignor shall enter a Lock-Up Agreement with the Assignee in the form attached as Appendix 1 and a Corporate Governance Agreement with the Assignee in such form as the Parties hereafter agree as soon as possible on or after the Closing.

6.3
The Assignor shall procure that each Designee similarly enters Lock-Up and Corporate Governance Agreements among the Assignor, the Designees and the Assignee at the time that such Designee receives an allocation of Shares or as soon as possible thereafter.

7.        REPRESENTATIONS AND WARRANTIES

7.1	The Assignor. The Assignor represents and warrants to the Assignee as follows.

(a)	The Assignor is duly incorporated and registered in Hong Kong, validly existing and in good standing, and has all requisite authority to carry on business as currently conducted.

(b)	The Assignor has all necessary corporate power, authority and capacity to enter this Contract and to fulfill its obligations.

(c)
The execution and delivery of this Contract and the transactions contemplated in it have been duly authorized by all necessary corporate action and the Assignor has obtained or will have obtained by the Closing all governmental approvals, permits and licenses and made all filings with governmental authorities needed to enable the Assignor to enter this Contract and perform its obligations in it.

(d)	The Assignor is exclusively entitled to possess and dispose of the Assigned Rights, free and clear of any liens, charges, encumbrances or rights of others.

(e)	The execution and performance of this Contract will not breach any other contract to which the Assignor is a party nor violate or contravene any law or regulation binding the Assignor.

(f)
The Assignor owns or is licensed to use all necessary computer equipment and software supporting the Assigned Rights and it can continue to use all computerized records, files and programs such as clinical trial data and patient records into the foreseeable future in the same manner as before the Contract Date.

(g)
This Contract as executed and delivered by the Assignor constitutes a legal and binding obligation of the Assignor, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally and by equitable remedies granted by a court of competent jurisdiction.

(h)	Each of the representations and warranties made by the Assignor is and will be accurate and not misleading at the Contract Date and at the date of the Closing.

7.2	The Assignee. The Assignee represents and warrants to the Assignor as follows.

(a)
The Assignee is a corporation duly incorporated, validly existing and in good standing under the laws of the US State of Florida, and has requisite authority to carry on business as currently conducted.

(b)	The Assignee has all necessary corporate power, authority and capacity to enter into this Contract and to fulfill its obligations under it.

ASSIGNMENT OF RIGHTS CONTRACT

(c)
The execution and delivery of this Contract and the transactions contemplated in it have been duly authorized by all necessary corporate action and the Assignee has obtained or will have obtained by the Closing all governmental approvals, permits and licenses and made all filings with governmental authorities needed to enable the Assignee to enter this Contract and perform its obligations in it.

(d)
The Assignee has funds or has access to funds in amounts sufficient to pay the amounts due from it under this Contract when due as well any expenses incurred by the Assignee in connection with this Contract.

(e)
The Assignee has completed such due diligence as it deems necessary for completing its purchase of the Assigned Rights and it is satisfied with the results of its due diligence investigation and is prepared to close the transaction as provided in this Contract.

(f)
The Assignee has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, that would adversely affect its ability to perform its obligations under this Contract.

(g)
The Assignee has not committed any act or omission that would give rise to any valid claim relating to a brokerage commission, finder's fee, or other similar payment in connection with the assignment of the Assigned Assets.

(h)
This Contract as executed and delivered by the Assignee constitutes a legal and binding obligation of the Assignee, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy and insolvency, by other laws affecting the rights of creditors generally and by equitable remedies granted by a court of competent jurisdiction.

(i)	Each of the representations and warranties made by the Assignee is and will be accurate and not misleading at the Contract Date and at the date of the Closing.

7.3	General.

(a)
The representations and warranties given in this Contract are the only representations and warranties that the Parties have given to one another. The Parties have given no other representation or warranty, either expressed or implied, to one another.

(b)
The Parties agree that no claim for the breach of a representation or warranty or misrepresentation may be brought by one Party against the other Party any later than five (5) years after the Contract Date. Thereafter, the Parties shall have no further liability to one another with regard to any of the representations or warranties in this Contract.

(c)
Neither Party will have liability to the other Party for a claim relating to one or more representations or warranties until the Party claiming a breach by the other Party notifies the other Party with full details of the claim of default, demanding remedial action within no less than three (3) months or other period mutually agreed by the Parties on or before the fifth anniversary of the Contract Date.

(d)
Where one Party has a claim against the other Party relating to one or more representations or warranties made by the other Party, and the damaged Party is entitled to recover damages from a third party, then the amount of the claim against the other Party will be reduced by the amount recovered by the damaged Party from the third party less all reasonable costs incurred by damaged Party in recovering the amount from the third party.

ASSIGNMENT OF RIGHTS CONTRACT

8.        CONDITIONS PRECEDENT TO CLOSING

8.1
Conditions Precedent applicable to both Parties. The obligations of the Parties to complete the assignment and purchase of the Assigned Rights under this Contract are subject to the satisfaction of the following conditions precedent by each Party on or before the Closing, each of which may be wholly or partially waived by the Party which is the obligee benefiting from the obligation:

(a)	All of the representations and warranties made by each Party in this Contract will be true and accurate in all material respects on or before the Closing.

(b)
Each Party will obtain or complete all forms, documents, consents, approvals, registrations, declarations, orders, and authorizations from any person or any governmental or public body, required of the Party in connection with the execution and performance of this Contract.

8.2
Conditions Precedent to the obligations of the Assignor. The obligation of the Assignor to complete the assignment of the Assigned Rights under this Contract is subject to the satisfaction of the further conditions precedent that, on or before the Closing, the by-laws of the Assignee shall have been amended as required by Section 6.

8.3
Conditions Precedent to the obligations of the Assignee. The obligation of the Assignee to complete and pay for the purchase of the Assigned Rights under this Contract is subject to the satisfaction of the further conditions precedent that, on or before the Closing no substantial damage to or alteration of the Assigned Rights that would adversely affect their value will occur between the Contract Date and the Closing.

8.4
Failure to satisfy Conditions Precedent. If the either Party fails to satisfy any condition precedent in this Contract that it is obligated to perform on or before the Closing, and the other Party does not waive the condition, this Contract will be of no effect on the date of Closing and there will be no liability between the Parties, except for any provisions in this Contract concerning forfeiture of payments that have been made.

9.        ADDITIONAL OBLIGATIONS OF THE ASSIGNEE

9.1
The Assignee shall on and after 1st February 2010 pay the sum of five thousand US dollars (US$5,000.00) for each commercial batch of stem cells that the Assignee or any of its subsidiaries or licensees shall have shipped or sent to buyers during the previous month over and above eight (8) such commercial batches during such month.  Payment for such transaction becomes due and is payable ten (10) working days after the end of the month in which the commercial batches of cells were shipped.

9.2
The Assignee shall apply twenty-five percent (25%) of any new equity funds, net of third party selling expenses, that the Assignee receives to reduce the Balance Amount (with appropriate adjustments to the subsequent installments) until the Balance Amount is fully and finally paid.

9.3
The Assignee shall pay the Assignor the amount certified by the Assignor to be the Assignor’s out of pocket costs and documented expenses that the Assignor incurs in providing the Assignee with copies of the clinical trial data collated for the application process as required by the FDA Thailand included in the Assigned Rights and any related documentary evidence and in providing support, as needed, in setting up training for physicians for the Assignee’s clinicians plus an additional fifteen percent (15%) of such amount for administrative charges. Such payment shall be due and payable at or before the time that the Assignor delivers such copies and related documentary evidence to the Assignee.

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10.      DEFAULT

10.1
If the Closing is not concluded due to a Party’s failure to satisfy its obligations in this Contract or a Party’s failure to perform or fulfill any conditions precedent set out in this Contract, then before any legal proceedings can be commenced or this Contract rescinded, the other Party must notify the defaulting Party to remedy such default within one (1) calendar month of the date of the other Party’s notice or such other period mutually agreed by the Parties.

10.2
During such time the Parties shall co-operate with one another and assist each other to solve the problem or problems resulting in a Party’s failure to perform. Legal proceedings may be brought and/or this Contract rescinded only if the default is not cured and other agreement is not reached between the Parties.

10.3	If

(a)	the Closing is not concluded due to the Assignee’s failing to perform its obligations in this Contract or failure to perform or fulfill any conditions precedent set out in this Contract or

(b)	the Assignee breaches any of its obligations to the Assignor under this Contract after the Closing and

(c)
the Assignee is unable to remedy the default within one (1) calendar month of the date of the Assignor’s notice of breach and demand for rectification or the Parties fail to agree on alternative actions and

(d)	the Assignor rescinds this Contract after the end of the one (1) month’s period;,

then the Assignee shall immediately effect a re-assignment of the Assigned Rights to the Assignor, taking all actions and executing all documents needed to do so.

The Assignee shall give the same representations about the Assigned Rights and undertake the same obligations regarding them as are given and undertaken by the Assignor in the assignment to the Assignee.

Without prejudice to any of its other rights, the Assignor shall not be required to return any payments previously received from the Assignee despite such re-assignment of the Assigned Rights.

11.	NON-COMPETITION

11.1
The Assignor will not, either individually or in conjunction with any other person or business entity or in any other manner whatsoever, for eight (8) years after the Closing have an interest in, lend money to, advise or permit its name to be associated with any business outside of Asia similar to or in competition with the Assignee.

11.2
If the Assignee is required to re-assign the Assigned Rights to the Assignor because of the Assignee’s breach of this Contract, the provisions of Section 10.1 shall apply to the Assignee restricting it from competing with the Assignor anywhere in the world.

12.      INDEMNITIES

12.1
Each Party shall indemnify the other Party against, and hold it harmless from, any loss or liability whatsoever that the other Party incurs or suffers by reason of the first mentioned Party’s breach of this Contract or gross negligence or willful misconduct in dealing with the Assigned Rights.

ASSIGNMENT OF RIGHTS CONTRACT

12.2
The Assignor will indemnify and save the Assignee harmless from and against all claims, losses, damages, liabilities or expenses that the Assignee may suffer in regards to any other liability or obligation arising out of the ownership or operation of the Assigned Rights prior to and including 31 December 2009.

12.3
The Assignee will indemnify and save the Assignor harmless from and against all claims, losses, damages, liabilities or expenses that the Assignor may suffer in regards to any other liability or obligation arising out of the ownership or operation of the Assigned Rights after 31 December 2009.

12.4	The Assignor agrees to indemnify the Assignee against any and all harm suffered by the Assignee for any breach of the confidentiality obligations in Section 14 by the personnel of the Assignor.

12.5	The Assignee agrees to indemnify the Assignor against any and all harm suffered by the Assignor for any breach of the confidentiality obligations in Section 14 by the personnel of the Assignee.

13.      TRANSFER OF THIRD PARTY CONTRACTS

13.1	This Contract should not be construed as an assignment of any third party contract from the Assignor to the Assignee.

13.2
The Assignee will be solely responsible for acquiring new contracts with third parties. The Assignor will not be liable for any losses, costs or damages of any kind including loss of revenue or decrease in value of the Assigned Rights resulting from the failure of the Assignee to acquire the assignment of any third party contracts.

14.     CONFIDENTIALITY

14.1
The Assignor and the Assignee shall (mutatis mutandis) comply with the provisions of the Confidentiality and Non-disclosure Agreement executed on 4 December 2009 between Celestial Investment (HK) Ltd. and the Assignee.

14.2
In addition, the Assignor and the Assignee will hold confidential all information (the "Confidential Information") pertaining to this Contract including the terms of this Contract, the Purchase Price, the Parties to this Contract, and the subject matter of this Contract as well as any written or oral information obtained about the respective Parties that is not currently in the public domain. Confidential Information will not include the following information.

(a)	Information generally known in the respective industries of the Assignee and the Assignor.

(b)	Information that enters the public domain through no fault of the Assignee or the Assignor.

(c)	Information that is independently created by either the Assignee or the Assignor without direct or indirect use of information obtained during the course of negotiations for this Contract.

(d)	Information that is rightfully obtained by the Assignee or the Assignor from a third party who has the right to transfer or disclose the information.

(e)	Information which is necessary to disclose for compliance with relevant laws and regulations, court rules and/or governmental or regulator rules.

14.3
Each of the Assignor and the Assignee may disclose any Confidential Information relating to this Contract to any of its employees, agents and advisors where there is a need to know in relation to this Contract and where the recipient of the information agrees to be legally bound by the same burdens of confidentiality.

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14.4	The confidentiality restrictions in this Contract will continue to apply for six (6) years after the last payment is made by the Assignee to the Assignor under this Contract.

15.      GOVERNING LAW

This Contract is governed by and is to be construed in accordance with the laws of the US State of New York.

16.      DISPUTE RESOLUTION

16.1
Each of the Parties irrevocably consents to the non-exclusive jurisdiction of the courts of the US State of New York in any legal proceedings arising under this Agreement (without prejudice to any party's right to commence legal proceedings in any other jurisdiction in which the other party or parties may be present).

16.2	Each Party agrees that any process in any legal proceedings will be effective if served on it by mail (if permitted by the applicable procedural rules).

17.      GENERAL PROVISIONS

17.1	Communications.

(a)	Communications, including notices and demands, under this Contract shall be in the English language.

(b)
Communications may be oral or written, but all notices and demands must be in writing and duly signed on behalf of the sender.  Any other material communication made orally shall be confirmed in writing. The party receiving an oral communication may ask for written confirmation.  If so, the other party shall confirm its oral communication in writing. A party communicating orally has the right to send written confirmation of its communication within a reasonable time after the original communication.

(c)
Written communications or written confirmations of oral communications (hereinafter "Writings") may be in the form of a telefacsimile transmission, an e-mail, a telex, a cable, a letter or any other form generally accepted for the communication of written information or messages.  All Writings shall be hand delivered or sent by the fastest available medium for delivery of such information or messages.

(d)	All communications to the Parties shall be addressed to them at their addresses set out at the beginning of this Contract or as they otherwise notify to one another.

(e)
Communications shall only be effective on actual receipt by the person to whom the communication is sent.  Actual receipt of a telefacsimile communication shall be deemed to occur when the sender receives confirmation from the telecommunications machine that the complete message was sent.  Actual receipt of a telex communication shall be deemed to occur when the sender receives an answerback from the recipient's telex machine at the foot of the telex.  However, actual receipt of communications received after business hours in the place to which they are sent shall not be deemed to occur until the opening of business on the next following business day.

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17.2	Expenses/Costs. Each Party shall pay all its own costs and expenses in connection with this Contract except as otherwise provided in this Contract.

17.3	Severability and Validity.

(a)
The Parties acknowledge that this Contract is reasonable, valid, and enforceable; however, if a court of competent jurisdiction determines that any provision of this Contract is invalid, it is the intent of the Parties that such provision be reduced in scope only to the extent deemed necessary to render the provision reasonable and enforceable and the remainder of the provisions of this Contract will not be affected or invalidated as a result.

(b)
Where any provision in this Contract is found to be unenforceable, the Assignee and the Assignor will then make reasonable efforts to replace the invalid or unenforceable provision with a valid and enforceable substitute provision, the effect of which is as close as possible to the intended effect of the original invalid or unenforceable provision.

(c)
The Sections in this Contract are intended to be read and construed independently of each other. If any part of this Contract is held to be invalid, this invalidity will not affect the operation of any other part of this Contract.

17.4
Entire Contract. This Contract supersedes all other agreements, oral or written, regarding the relationship between the Assignor and the assignee. This Contract contains the entire agreement of the parties with respect to its subject matter.  It sets out the only conduct relied on by the parties and supersedes all earlier conduct by the parties with respect to its subject matter. Only the written terms of this Contract will bind the Parties.

17.5	Amendments. This Contract may only be amended or modified by a written instrument executed by all of the Parties.

17.6
Waivers. No failure to exercise a right or delay in exercising a right under this Agreement shall constitute a waiver of that right. A waiver by one Party of any right or benefit provided in this Contract does not infer or permit a further waiver of that right or benefit, nor does it infer or permit a waiver of any other right or benefit provided in this Contract. Any such waiver must be in a writing signed by a responsible person of the Party giving a waiver.

17.7
Rights and Remedies Cumulative. All of the rights, remedies and benefits provided in this Contract will be cumulative and they will not be exclusive of any other such rights, remedies and benefits allowed by law or equity. Rights, remedies and benefits under this Agreement are in addition to those otherwise available to the parties.

17.8	Assignments. Neither Party may assign its rights or obligations under this Contract without the consent of the other Party.

17.9
Binding Effect. This Contract will inure to the benefit of and be binding upon the Parties' respective heirs, executors, administrators, successors and permitted assigns. The parties acknowledge that they have read and understood this Contract including, without limitation, that no promise or agreement not set forth in this Contract has been made and that each party signs this Contract of that party’s own free will and is bound by it.

17.10	Language. The English text of this Contract shall prevail if there is any conflict between it and the text in any other language into which this Contract might be translated.

ASSIGNMENT OF RIGHTS CONTRACT

This Contract may be executed in counterparts and all together will constitute one and the same document.

The undersigned, with full authority, hereby acknowledge and agree to the terms and conditions of this Contract effective as of 31st December 2009, by executing this Contract for and in the name of the Party for which they have given their signatures as follows:

THE ASSIGNOR
Yieldex Limited

By:	/s/Mak Hing Fang	(Seal)
Ms Mak Hing Fang
Authorized Director

THE ASSIGNEE
RegenoCELL Therapeutics, Inc.

By:	/s/ James F. Mongiardo	(Seal)
James F. Mongiardo President and Chief Executive Officer

ASSIGNMENT OF RIGHTS CONTRACT

Schedule 1
List of Countries included in the definition of Asia

•	Afghanistan	●	Syria
•	Armenia	●	Taiwan
•	Australia	●	Tajikistan
•	Azerbaijan	●	Thailand
•	Bahrain	●	Timor Leste (West)
•	Bangladesh	●	Tonga
•	Bhutan	●	Turkmenistan
•	Brunei Darussalam	●	Uzbekistan
•	Cambodia	●	Vanuatu
•	China	●	Vietnam
•	Fiji	●	United Arab Emirates
•	French Polynesia	●	Yemen
•	Georgia
•	Guam
•	Hong Kong
•	India
•	Indonesia
•	Iraq
•	Iran
•	Japan
•	Jordan
•	Kazakhstan
•	Kiribati
•	Korea, North
•	Korea, South
•	Kuwait
•	Kyrgyzstan
•	Laos
•	Lebanon
•	Macao
•	Malaysia
•	Maldives
•	Marshall Islands
•	Micronesia
•	Mongolia
•	Myanmar
•	Nepal
•	New Caledonia
•	New Zealand
•	Oman
•	Pakistan
•	Palestine
•	Papua New Guinea
•	Philippines
•	Qatar
•	Russia east of the Urals Mountains
•	Samoa
•	Samoa, American
•	Saudi Arabia
•	Singapore
•	Solomon Islands
•	Sri Lanka

ASSIGNMENT OF RIGHTS CONTRACT

 Schedule 2
Designees of the Assignor

•	The Assignor’s shareholders

•	Holders of shares and options for shares of :

•	In Motion Investment Limited, a British Virgin Islands company

•	Vascular Holdings (HK) Limited, a Hong Kong company

•	Vascular Cell (Thailand) Company Limited and/or its shareholders

•	Shareholders of TheraVitae Company Limited, a Thai limited company

The Assignee agrees that the Assignor is entitled to modify the list of Designees at any time.

ASSIGNMENT OF RIGHTS CONTRACT

Appendix 1
Form of Lock-Up Agreement

LOCK-UP AGREEMENT

January 4, 2010

RegenoCELL Therapeutics, Inc.
2 Briar Lane
Natick, Massachusetts 01760
United States of America

Re:           RegenoCELL Therapeutics, Inc. (the "Company")

Gentlemen:

I am the owner of record or beneficially of                     shares (‘my Shares”) of common stock of the Company ("Common Stock").  I understand that the Company proposes to obtain additional financing through the sale of Common Stock or securities convertible into Common Stock (“Offering”).  I recognize that the Offering will benefit both me and the Company by, among other things, providing additional capital for the Company’s operations.  I understand and acknowledge that the Company and the underwriters are relying on my representations and agreements in this letter in carrying out the Offering and entering underwriting arrangements with respect to the Offering.

In consideration of the foregoing, and intending to be legally bound, I hereby agree that I will not offer to sell, contract to sell or otherwise sell, transfer, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") my Shares of Common Stock, or any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly or beneficially by me or with respect to which I have the power of Disposition, for a period commencing on the date of this Lock-Up Agreement and continuing for twenty four (24) months thereafter  (the "Lock-up Period"). This restriction will not apply to (i) a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) Dispositions to my heirs after my death or (iii) Dispositions made with the prior written consent of RegenoCELL Therapeutics, Inc.

I agree that the foregoing restriction precludes the holder of any Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if someone other than me disposed of such Securities.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

 I also agree and consent to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Securities held beneficially or of record by me, except in compliance with the foregoing restrictions.  I further agree to deliver to you all certificates representing Common Stock covered by this Lock-Up Agreement so that an appropriate stop-transfer legend may be placed on such certificates.

The Company, acting alone and in its sole discretion, may waive any provisions of this Lock-Up Agreement without notice to any third party.  This Lock-Up Agreement is irrevocable and will be binding on me and my successors, heirs, personal representatives and assigns.

Sincerely yours,